UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39752 (Commission File Number)	85-1410058 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices) (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2023, Petros Pharmaceuticals, Inc. (the “Company”) approved a one-time grant under the Company’s Amended and Restated 2020 Omnibus Incentive Compensation Plan (the “Plan”) to Fady Boctor, the Company’s President and Chief Commercial Officer, of: (i) 49,645 shares of the Company’s common stock; and (ii) options to purchase up to 109,066 shares of the Company’s common stock, with an exercise price of $1.41 per share. On the date of grant, 50% of the options vested, and the remaining options will vest upon the achievement of certain strategic goals during 2023 and 2024, provided that Mr. Boctor remains employed by the Company on the applicable vesting date. Additionally, on December 21, 2023, the Company approved a one-time grant under the Plan to Mitchell Arnold, the Company’s Vice President of Finance & Chief Accounting Officer of options to purchase up to 20,000 shares of the Company’s common stock, with an exercise price of $1.41 per share. The options vested 100% upon grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROS PHARMACEUTICALS, INC.

Date: December 28, 2023	By:	/s/ Fady Boctor
Name: Fady Boctor
Title: President and Chief Commercial Officer